News Release

HOPE BANCORP REPORTS 2021 THIRD QUARTER FINANCIAL RESULTS

LOS ANGELES - October 25, 2021 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its third quarter and nine months ended September 30, 2021.

For the three months ended September 30, 2021, net income increased 3% to $55.5 million, or $0.45 per diluted common share, from $53.8 million, or $0.43 per diluted common share, in the preceding second quarter and increased 82% from $30.5 million, or $0.25 per diluted common share, in the year-ago third quarter.

“We continued to deliver improved operational performance and profitability in the third quarter of 2021, but more importantly, we took strategic actions to de-risk the loan portfolio which led to significant improvements in asset quality and positioned the Company for a return to organic loan growth in the quarters ahead,” said Kevin S. Kim, Chairman, President and Chief Executive Officer of Hope Bancorp, Inc. “Business development was the strongest it has ever been topping a record $1.0 billion in new loan production and included record high SBA origination volumes of $115.0 million. While SBA PPP loan forgiveness and strategic loan sales of higher-risk credits mitigated loan growth again this quarter, we believe these headwinds are now largely behind us and have renewed our focus on growth and expansion. Deposits at quarter-end totaled a record high $15.1 billion driven primarily by growth in noninterest bearing demand deposits, which led to an eighth consecutive quarter of declining deposit costs. Benefiting from the strategic actions taken during the quarter, we posted meaningful improvements in our credit quality with nonaccrual loans decreasing 51% and criticized assets declining 19% quarter-over-quarter.

“With the significant improvements in asset quality this quarter, together with our track record of robust loan production and positive core deposit growth, we believe we are well positioned to drive even stronger performance in the years ahead,” said Kim.

Q3 2021 Highlights
•Loan originations increased 13% quarter-over-quarter to a record high $1.01 billion from $894.1 million in the second quarter of 2021.
•Loans receivable remained at $13.42 billion, as record originations were offset by loan sales, SBA PPP loan forgiveness, other payoffs and pay downs and decreases in mortgage warehouse line utilizations.
•Excluding SBA PPP loan forgiveness and strategic loan sales and transfers to held-for-sale of potentially problematic loans, loans receivable would have increased 3% quarter-over-quarter or 12% on an annualized basis.
•Noninterest bearing demand deposits increased 7% quarter-over-quarter and accounted for a record 40% of total deposits, contributing to record high deposits of $15.06 billion.
•Cost of interest bearing deposits decreased 6 basis points and total cost of deposits decreased 4 basis points quarter-over-quarter marking the eighth consecutive quarter of declining deposit costs.
•Interest income increased 2% quarter-over-quarter while interest expense declined 8%, resulting in a 3% increase in pre-provision net interest income.
•Net interest margin declined 4 basis points quarter-over-quarter, as the benefit of lower cost of deposits was more than offset by the impact of excess liquidity on the balance sheet.
•The Company recorded a negative provision for credit losses of $10.0 million.
•Net income increased 3% quarter-over-quarter and totaled $55.5 million, or $0.45 per diluted common share.
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•Pre-provision net revenue(1) (“PPNR”) increased 1% quarter-over-quarter and totaled $65.4 million.
•Net charge offs of $42.7 million reflects strategic actions to eliminate potentially problematic assets and resulted in significantly improved asset quality metrics.
•Nonaccrual loans decreased 51% quarter-over-quarter and total criticized loans decreased 19%.
•Return on average assets remained unchanged at 1.25%, while return on average equity increased to 10.61% from 10.41% in the second quarter of 2021.
•Announced new $50 million share buyback program on July 26, 2021 and repurchased 3,487,426 shares as of September 30, 2021, totaling $47.2 million.
(1)    PPNR is a non-GAAP financial measure, a reconciliation of which is provided in the accompanying financial information on Table Page 10.

Financial Highlights

(dollars in thousands, except per share data) (unaudited)	At or for the Three Months Ended
	9/30/2021	6/30/2021	9/30/2020
Net income	$55,499	$53,763	$30,490
Diluted earnings per share	$0.45	$0.43	$0.25
Net interest income before provision (credit) for credit losses	$130,296	$126,577	$117,637
Net interest margin	3.07%	3.11%	2.91%
Noninterest income	$10,617	$11,076	$17,513
Noninterest expense	$75,502	$73,123	$73,406
Net loans receivable	$13,281,917	$13,234,849	$12,940,376
Deposits	$15,062,527	$14,726,230	$14,008,356
Total cost of deposits	0.26%	0.30%	0.64%
Nonaccrual loans(1)	$54,380	$111,008	$69,205
Nonperforming loans to loans receivable(1)	0.73%	1.24%	0.81%
ACL to loans receivable	1.02%	1.41%	1.37%
ACL to nonaccrual loans(1)	251.52%	170.67%	259.88%
ACL to nonperforming assets(1)	120.33%	103.11%	144.36%
Provision (credit) for credit losses	$(10,000)	$(7,000)	$22,000
Net charge offs	$42,678	$11,491	$3,922
Return on average assets (“ROA”)	1.25%	1.25%	0.72%
Return on average equity (“ROE”)	10.61%	10.41%	5.98%
Return on average tangible common equity (“ROTCE”)(2)	13.71%	13.50%	7.80%
Noninterest expense / average assets	1.70%	1.70%	1.73%
Efficiency ratio	53.58%	53.12%	54.31%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation.
(2) Return on average tangible common equity is a non-GAAP financial measure. A reconciliation of the Company’s return on average tangible common equity is provided in the accompanying financial information on Table Page 10.

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Operating Results for the 2021 Third Quarter
Net interest income before the provision (credit) for credit losses for the 2021 third quarter increased 3% to $130.3 million from $126.6 million in the 2021 second quarter and increased 11% from $117.6 million in the 2020 third quarter. The Company attributed the increase to higher interest income on investment securities and loans, as well as lower interest expense on deposits.

The net interest margin for the 2021 third quarter decreased 4 basis points to 3.07% from 3.11% in the preceding 2021 second quarter. The Company noted that excess liquidity on the balance sheet adversely impacted net interest margin by 8 basis points, which more than offset the benefits of lower deposit costs. The net interest margin in the prior-year third quarter was 2.91%.

The weighted average yield on loans for the 2021 third quarter was relatively stable quarter-over-quarter, decreasing 1 basis point to 3.97% from 3.98% in the 2021 second quarter, but declined by 23 basis points from 4.20% in the year-ago third quarter.

The weighted average cost of deposits for the 2021 third quarter decreased for the eighth consecutive quarter to 0.26%, representing a 4 basis point decrease from 0.30% for the 2021 second quarter and a 38 basis point decrease from 0.64% for the 2020 third quarter. The Company attributed the improvements in the weighted average cost of deposits to a continuing shift in its deposit mix to lower-cost core deposits and the ongoing downward repricing of interest bearing deposits. The cost of interest bearing deposits was 0.42%, 0.48% and 0.92% for the quarters ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively.

Noninterest income for the 2021 third quarter decreased to $10.6 million from $11.1 million for the 2021 second quarter. During the 2021 third quarter, the Company sold $40.2 million in retail mortgage loans and $31.3 million of the guaranteed portion of SBA 7(a) loans, compared with $42.6 million and $30.0 million, respectively, in the preceding second quarter. Noninterest income in the year-ago third quarter totaled $17.5 million, during which quarter the Company recognized $7.5 million in net gains on sales of securities available for sale.

Noninterest expense for the 2021 third quarter increased to $75.5 million from $73.1 million in the preceding second quarter and $73.4 million in the year-ago third quarter.

Salaries and employee benefits expense for the 2021 third quarter increased to $47.0 million from $42.3 million in the preceding second quarter, reflecting a number of factors. The Company increased its bonus reserve for the year to reflect the higher-than-expected financial performance. In addition, employee base salaries increased meaningfully quarter-over-quarter, predominantly reflecting new frontline hires, including a new multi-family lending team recruited from a large money center bank, as well as wage increases necessary to retain existing employees. The Company’s self-funded group insurance expense for the 2021 third quarter was also significantly higher quarter-over-quarter.

In addition, credit related expenses for the 2021 third quarter increased by $1.2 million quarter-over-quarter, but this fluctuation was within normal levels. Altogether, these increases in noninterest expense were partially offset by a $2.0 million quarter-over-quarter decrease in professional fees for the three months ended September 30, 2021, reflecting a favorable outcome and closure of a litigation case.

The Company’s efficiency ratio for the 2021 third quarter was fairly stable at 53.58%, compared with 53.12% for the preceding second quarter and 54.31% for the year-ago third quarter. Noninterest expense as a percentage of average assets remained at 1.70% for the 2021 third quarter but improved from 1.73% in the year-ago third quarter.

The effective tax rate for the 2021 third quarter increased to 26.4% from 24.8% in the preceding quarter. The quarter-over-quarter increase reflects an increase in the Company’s projected annual pretax income compared with previous estimates, combined with the benefit of affordable housing partnership investment tax credits having a smaller effect on the larger annual pretax income. In the year-ago quarter, the effective tax rate was 23.3%.

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Balance Sheet Summary
New loan originations funded during the 2021 third quarter increased to a record high $1.01 billion from $894.1 million in the preceding second quarter and $782.4 million in the 2020 third quarter. Following are the components of new loan production for the quarters ended September 30, 2021, June 30, 2021 and September 30, 2020:

(dollars in thousands) (unaudited)	For the Three Months Ended
	9/30/2021	6/30/2021	9/30/2020
Commercial real estate	$488,969	$454,857	$215,099
Commercial	329,702	288,726	429,136
SBA	115,023	77,652	33,262
SBA PPP	—	19,816	26
Residential mortgage	75,007	52,766	102,312
Consumer	500	275	2,607
Total new loan originations	$1,009,201	$894,092	$782,442

During the 2021 third quarter, the Company also acquired $113.9 million of 30-year adjustable-rate residential mortgage loans. New loan production and loan purchases during the 2021 third quarter were offset by a number of factors. In addition to the sale of $40.2 million in residential mortgage loans and $31.3 million of SBA 7(a) loans during the 2021 third quarter, the Company completed loan sales of $29.6 million and transferred $131.2 million to loans held-for-sale, de-risking the loan portfolio of potentially problematic assets. Altogether with aggregate payoffs and pay downs, which included SBA PPP loan forgiveness of $235.6 million and a $61.4 million quarter-over-quarter decrease in warehouse line utilizations, loans receivable at September 30, 2021 was flat at $13.42 billion versus $13.42 billion at June 30, 2021. Excluding SBA PPP loan forgiveness and loan sales and transfers of potentially problematic assets to held-for-sale, loans receivable at September 30, 2021 would have increased by approximately $401.7 million, or 3.0% quarter-over-quarter. Loans receivable a year ago at September 30, 2020 totaled $13.12 billion.

During the 2021 third quarter, the Company deployed a portion of its excess cash balances and purchased $571.3 million of investment securities. Securities available for sale totaled $2.67 billion at September 30, 2021, up 17% from $2.27 billion at June 30, 2021.

Total deposits at September 30, 2021 increased 2% to $15.06 billion from $14.73 billion at June 30, 2021 and increased 8% from $14.01 billion at September 30, 2020. Quarter-over-quarter, noninterest bearing demand deposits as of September 30, 2021 increased 7% and money market and other interest bearing demand deposit balances increased 1%, while time deposits decreased 4%. On a year-over-year basis, noninterest bearing demand deposits as of September 30, 2021 increased 34% and money market and NOW account balances increased 23%, while time deposits decreased 35%.

Following is the deposit composition as of September 30, 2021, June 30, 2021 and September 30, 2020:

(dollars in thousands) (unaudited)	9/30/2021	6/30/2021	% change	9/30/2020	% change
Noninterest bearing demand deposits	$6,007,586	$5,638,115	7%	$4,488,529	34%
Money market and other	5,871,567	5,786,697	1%	4,763,893	23%
Saving deposits	314,603	308,651	2%	308,943	2%
Time deposits	2,868,771	2,992,767	(4)%	4,446,991	(35)%
Total deposit balances	$15,062,527	$14,726,230	2%	$14,008,356	8%

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Following is the deposit composition as a percentage of total deposits and a breakdown of cost of deposits as of and for the quarters ended September 30, 2021, June 30, 2021 and September 30, 2020:

	Deposit Breakdown			Cost of Deposits
(unaudited)	9/30/2021	6/30/2021	9/30/2020	Q3 2021	Q2 2021	Q3 2020
Noninterest bearing demand deposits	39.9%	38.3%	32.1%	—%	—%	—%
Money market and other	39.0%	39.2%	34.0%	0.40%	0.43%	0.53%
Saving deposits	2.1%	2.1%	2.2%	1.18%	1.15%	1.19%
Time deposits	19.0%	20.4%	31.7%	0.38%	0.49%	1.30%
Total deposit balances	100.0%	100.0%	100.0%	0.26%	0.30%	0.64%

Allowance for Credit Losses
In the 2021 third quarter, the Company recorded a negative provision for credit losses of $10.0 million, compared with a negative provision for credit losses of $7.0 million in the preceding second quarter. In the year-ago third quarter, the Company recorded a provision for credit losses of $22.0 million. The allowance release in the 2021 third quarter reflects improvements in macroeconomic forecasts and the Company’s asset quality.

Following is the allowance for credit losses and allowance coverage ratios as of September 30, 2021, June 30, 2021 and September 30, 2020:

(dollars in thousands) (unaudited)	9/30/2021	6/30/2021	9/30/2020
Allowance for credit losses	$136,774	$189,452	$179,849
Allowance for credit loss/loans receivable	1.02%	1.41%	1.37%
Allowance for credit losses/nonperforming loans	138.92%	113.36%	169.40%

Credit Quality
Following are the components of nonperforming assets as of September 30, 2021, June 30, 2021 and September 30, 2020:

(dollars in thousands) (unaudited)	9/30/2021	6/30/2021	9/30/2020
Loans on nonaccrual status (1)	$54,380	$111,008	$69,205
Delinquent loans 90 days or more on accrual status	4,567	4,759	1,537
Accruing troubled debt restructured loans	39,509	51,360	35,429
Total nonperforming loans	98,456	167,127	106,171
Other real estate owned	15,213	16,619	18,410
Total nonperforming assets	$113,669	$183,746	$124,581

(1)     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $20.6 million, $23.6 million and $26.2 million, at September 30, 2021, June 30, 2021 and September 30, 2020, respectively.

The significant reductions in nonperforming loans quarter-over-quarter were due to a number of factors, including strategic loan sales and transfers to held-for sale of potentially problematic loans. The loans transferred to held-for-sale are expected to be sold during the fourth quarter of 2021. In addition, one large relationship that was moved to nonaccrual status in the first quarter of 2021 was charged off, and another large relationship on nonaccrual status was paid off in full.

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Following are net charge offs and net charge offs to average loans receivable on an annualized basis for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020:

(dollars in thousands) (unaudited)	For the Three Months Ended
	9/30/2021	6/30/2021	9/30/2020
Net charge offs	$42,678	$11,491	$3,922
Net charge offs/average loans receivable (annualized)	1.28%	0.35%	0.12%

Net charge offs for the 2021 third quarter increased significantly from prior periods. This reflects decisive actions by the Company to eliminate potentially problematic assets from its loan portfolio and included charge offs related to the one large relationship that was moved to nonaccrual status in the first quarter of 2021, along with loan sales and transfers to held-for-sale.

Following are the components of criticized loan balances as of September 30, 2021, June 30, 2021 and September 30, 2020:

(dollars in thousands) (unaudited)	9/30/2021	6/30/2021	9/30/2020
Special mention	$306,766	$294,559	$153,388
Substandard	243,684	380,955	311,902
Doubtful/loss	—	—	6,640
Total criticized loans	$550,450	$675,514	$471,930

The significant reductions in total criticized loans quarter-over-quarter was due primarily to the strategic loan sales and transfers to held-for-sale, along with charge offs. As previously noted, loan sales totaled $29.6 million and transfers to held-for-sale amounted to $131.2 million, most of which were classified as substandard.

Capital
At September 30, 2021, the Company and the Bank continued to exceed all regulatory capital requirements generally required to meet the definition of a “well-capitalized” financial institution. Following are capital ratios for the Company as of September 30, 2021, June 30, 2021 and September 30, 2020:

Hope Bancorp, Inc. (unaudited)	9/30/2021	6/30/2021	9/30/2020	Minimum Guideline for “Well-Capitalized” Bank
Common Equity Tier 1 Capital	11.01%	11.44%	11.36%	6.50%
Tier 1 Leverage Ratio	9.98%	10.43%	10.02%	5.00%
Tier 1 Risk-Based Ratio	11.70%	12.14%	12.09%	8.00%
Total Risk-Based Ratio	12.42%	13.16%	13.19%	10.00%
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Following are tangible common equity (“TCE”) per share and TCE as a percentage of tangible assets as of September 30, 2021, June 30, 2021 and September 30, 2020:

(unaudited)	9/30/2021	6/30/2021	9/30/2020
Tangible common equity per share (1)	$13.33	$13.10	$12.70
Tangible common equity to tangible assets (2)	9.24%	9.53%	9.63%

(1)    Tangible common equity represents common equity less goodwill and net other intangible assets. Tangible common equity per share represents tangible common equity divided by the number of shares issued and outstanding. Both tangible common equity and tangible common equity per share are non-GAAP financial measures. A reconciliation of the Company’s total stockholders’ equity to tangible common equity is provided in the accompanying financial information on Table Page 10.
(2)    Tangible assets represent total assets less goodwill and net other intangible assets. Tangible common equity to tangible assets is the ratio of tangible common equity over tangible assets. Tangible common equity to tangible assets is a non-GAAP financial measure. A reconciliation of the Company’s total assets to tangible assets is provided in the accompanying financial information on Table Page 10.

Investor Conference Call

The Company previously announced that it will host an investor conference call on Tuesday, October 26, 2021 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for its third quarter ended September 30, 2021. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available at the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through November 2, 2021, replay access code 10161142.

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $17.80 billion in total assets as of September 30, 2021. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 53 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, Oregon, New York City, Northern California and Houston; commercial loan production offices in Northern California and Seattle; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

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Forward-Looking Statements

Some statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying the Company’s allowances for credit losses, regulatory risks associated with current and future regulations; and the COVID-19 pandemic and its impact on our financial position, results of operations, liquidity, and capitalization. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

Alex Ko Senior EVP & Chief Financial Officer 213-427-6560 alex.ko@bankofhope.com	Angie Yang SVP, Director of Investor Relations & Corporate Communications 213-251-2219 angie.yang@bankofhope.com

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	9/30/2021	6/30/2021	% change	9/30/2020	% change
Cash and due from banks	$627,352	$836,957	(25)%	$629,133	—%
Securities available for sale, at fair value	2,669,489	2,274,170	17%	2,060,991	30%
Federal Home Loan Bank (“FHLB”) stock and other investments	88,102	94,550	(7)%	97,305	(9)%
Loans held for sale, at the lower of cost or fair value	179,117	54,245	230%	9,170	1,853%
Loans receivable	13,418,691	13,424,301	—%	13,120,225	2%
Allowance for credit losses	(136,774)	(189,452)	(28)%	(179,849)	(24)%
Net loans receivable	13,281,917	13,234,849	—%	12,940,376	3%
Accrued interest receivable	47,102	51,886	(9)%	57,989	(19)%
Premises and equipment, net	45,307	45,302	—%	49,552	(9)%
Bank owned life insurance	76,756	76,428	—%	77,388	(1)%
Goodwill	464,450	464,450	—%	464,450	—%
Servicing assets	10,787	11,566	(7)%	13,718	(21)%
Other intangible assets, net	8,180	8,689	(6)%	10,239	(20)%
Other assets	300,467	316,535	(5)%	323,456	(7)%
Total assets	$17,799,026	$17,469,627	2%	$16,733,767	6%

Liabilities:
Deposits	$15,062,527	$14,726,230	2%	$14,008,356	8%
FHLB advances	200,000	200,000	—%	200,000	—%
Convertible notes, net	215,974	215,739	—%	203,270	6%
Subordinated debentures	105,057	104,762	—%	103,889	1%
Accrued interest payable	5,367	4,946	9%	21,991	(76)%
Other liabilities	135,703	125,080	8%	155,700	(13)%
Total liabilities	$15,724,628	$15,376,757	2%	$14,693,206	7%

Stockholders’ Equity:
Common stock, $0.001 par value	$136	$136	—%	$136	—%
Capital surplus	1,420,151	1,418,135	—%	1,432,773	(1)%
Retained earnings	897,766	859,548	4%	774,970	16%
Treasury stock, at cost	(247,198)	(200,000)	(24)%	(200,000)	24%
Accumulated other comprehensive gain, net	3,543	15,051	(76)%	32,682	(89)%
Total stockholders’ equity	2,074,398	2,092,870	(1)%	2,040,561	2%
Total liabilities and stockholders’ equity	$17,799,026	$17,469,627	2%	$16,733,767	6%

Common stock shares - authorized	150,000,000	150,000,000		150,000,000
Common stock shares - outstanding	120,198,061	123,673,832		123,260,760
Treasury stock shares	16,149,007	12,661,581		12,661,581
Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Nine Months Ended
	9/30/2021	6/30/2021	% change	9/30/2020	% change	9/30/2021	9/30/2020	% change

Interest and fees on loans	$132,794	$131,823	1%	$134,430	(1)%	$394,353	$422,850	(7)%
Interest on securities	9,207	7,713	19%	9,848	(7)%	24,835	30,348	(18)%
Interest on federal funds sold and other investments	865	668	29%	942	(8)%	2,175	3,951	(45)%
Total interest income	142,866	140,204	2%	145,220	(2)%	421,363	457,149	(8)%

Interest on deposits	9,640	10,696	(10)%	22,871	(58)%	33,106	93,435	(65)%
Interest on other borrowings and convertible notes	2,930	2,931	—%	4,712	(38)%	8,805	16,972	(48)%
Total interest expense	12,570	13,627	(8)%	27,583	(54)%	41,911	110,407	(62)%

Net interest income before provision (credit) for credit losses	130,296	126,577	3%	117,637	11%	379,452	346,742	9%
Provision (credit) for credit losses	(10,000)	(7,000)	43%	22,000	N/A	(13,700)	67,500	N/A
Net interest income after provision (credit) for credit losses	140,296	133,577	5%	95,637	47%	393,152	279,242	41%

Service fees on deposit accounts	1,814	1,777	2%	2,736	(34)%	5,381	9,452	(43)%
International service fees	889	795	12%	987	(10)%	2,525	2,443	3%
Loan servicing fees, net	642	934	(31)%	772	(17)%	2,620	2,243	17%
Wire transfer fees	836	923	(9)%	892	(6)%	2,603	2,710	(4)%
Net gains on sales of SBA loans	2,459	2,375	4%	—	100%	4,834	—	100%
Net gains on sales of residential mortgage loans	781	1,028	(24)%	2,853	(73)%	3,905	6,386	(39)%
Net gains on sales of securities available for sale	—	—	—%	7,531	(100)%	—	7,531	(100)%
Other income and fees	3,196	3,244	(1)%	1,742	83%	8,629	11,252	(23)%
Total noninterest income	10,617	11,076	(4)%	17,513	(39)%	30,497	42,017	(27)%

Salaries and employee benefits	47,018	42,309	11%	40,659	16%	130,543	122,011	7%
Occupancy	7,473	7,067	6%	7,264	3%	21,507	21,717	(1)%
Furniture and equipment	4,429	4,822	(8)%	4,513	(2)%	13,437	13,426	—%
Advertising and marketing	2,656	2,097	27%	1,601	66%	6,378	4,589	39%
Data processing and communications	2,394	2,411	(1)%	2,204	9%	7,542	7,109	6%
Professional fees	2,431	4,395	(45)%	1,513	61%	9,729	6,323	54%
FDIC assessment	1,204	1,284	(6)%	1,167	3%	3,743	4,378	(15)%
Credit related expenses	1,266	43	2,844%	1,793	(29)%	3,527	4,816	(27)%
OREO expense, net	248	298	(17)%	1,770	(86)%	827	3,951	(79)%
Software impairment	—	2,146	(100)%	—	—%	2,146	—	100%
FHLB advance prepayment fee	—	—	—%	3,584	(100)%	—	3,584	(100)%
Other	6,383	6,251	2%	7,338	(13)%	19,677	20,672	(5)%
Total noninterest expense	75,502	73,123	3%	73,406	3%	219,056	212,576	3%
Income before income taxes	75,411	71,530	5%	39,744	90%	204,593	108,683	88%
Income tax provision	19,912	17,767	12%	9,254	115%	51,644	25,487	103%
Net income	$55,499	$53,763	3%	$30,490	82%	$152,949	$83,196	84%

Earnings Per Common Share - Basic	$0.45	$0.44		$0.25		$1.24	$0.67
Earnings Per Common Share - Diluted	$0.45	$0.43		$0.25		$1.23	$0.67

Weighted Average Shares Outstanding - Basic	122,244,948	123,592,695		123,251,336		123,050,174	123,581,055
Weighted Average Shares Outstanding - Diluted	122,908,536	124,323,888		123,536,765		123,848,512	123,895,084
Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	For the Three Months Ended (Annualized)			For the Nine Months Ended (Annualized)
Profitability measures:	9/30/2021	6/30/2021	9/30/2020	9/30/2021	9/30/2020
ROA	1.25%	1.25%	0.72%	1.18%	0.68%
ROE	10.61%	10.41%	5.98%	9.86%	5.47%
ROTCE (1)	13.71%	13.50%	7.80%	12.78%	7.14%
Net interest margin	3.07%	3.11%	2.91%	3.08%	2.99%
Efficiency ratio	53.58%	53.12%	54.31%	53.43%	54.68%
Noninterest expense / average assets	1.70%	1.70%	1.73%	1.68%	1.73%

(1) Average tangible equity is calculated by subtracting average goodwill and average core deposit intangible assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

	Three Months Ended			Nine Months Ended
Pre-tax acquisition accounting adjustments:	9/30/2021	6/30/2021	9/30/2020	9/30/2021	9/30/2020
Accretion on acquired non-impaired loans	$368	$366	$747	$1,439	$2,464
Accretion on acquired credit deteriorated/purchased credit impaired loans	2,093	2,188	4,584	6,536	17,079
Amortization of premium on low income housing tax credits	(73)	(74)	(71)	(220)	(212)
Accretion of discount on acquired subordinated debt	(295)	(293)	(287)	(879)	(854)
Amortization of core deposit intangibles	(509)	(510)	(531)	(1,528)	(1,594)
Total acquisition accounting adjustments	$1,584	$1,677	$4,442	$5,348	$16,883

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	9/30/2021			6/30/2021			9/30/2020
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$13,286,382	$132,794	3.97%	$13,293,591	$131,823	3.98%	$12,728,558	$134,430	4.20%
Securities available for sale	2,370,672	9,207	1.54%	2,253,135	7,713	1.37%	2,010,907	9,848	1.95%
FHLB stock and other investments	1,197,537	865	0.29%	759,182	668	0.35%	1,342,641	942	0.28%
Total interest earning assets	$16,854,591	$142,866	3.36%	$16,305,908	$140,204	3.45%	$16,082,106	$145,220	3.59%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$5,919,225	$5,946	0.40%	$5,484,047	$5,909	0.43%	$4,895,101	$6,546	0.53%
Savings	310,525	920	1.18%	308,530	887	1.15%	302,882	907	1.19%
Time deposits	2,914,977	2,774	0.38%	3,222,457	3,900	0.49%	4,703,640	15,418	1.30%
Total interest bearing deposits	9,144,727	9,640	0.42%	9,015,034	10,696	0.48%	9,901,623	22,871	0.92%
FHLB advances	200,000	640	1.27%	202,198	631	1.25%	353,587	1,323	1.49%
Convertible notes, net	215,840	1,321	2.39%	215,599	1,323	2.43%	202,470	2,370	4.58%
Subordinated debentures	100,993	969	3.75%	100,701	977	3.84%	99,819	1,019	3.99%
Total interest bearing liabilities	$9,661,560	$12,570	0.52%	$9,533,532	$13,627	0.57%	$10,557,499	$27,583	1.04%
Noninterest bearing demand deposits	5,848,983			5,445,457			4,239,108
Total funding liabilities/cost of funds	$15,510,543		0.32%	$14,978,989		0.36%	$14,796,607		0.74%
Net interest income/net interest spread		$130,296	2.84%		$126,577	2.88%		$117,637	2.55%
Net interest margin			3.07%			3.11%			2.91%

Cost of deposits:
Noninterest bearing demand deposits	$5,848,983	$—	—%	$5,445,457	$—	—%	$4,239,108	$—	—%
Interest bearing deposits	9,144,727	9,640	0.42%	9,015,034	10,696	0.48%	9,901,623	22,871	0.92%
Total deposits	$14,993,710	$9,640	0.26%	$14,460,491	$10,696	0.30%	$14,140,731	$22,871	0.64%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Nine Months Ended
	9/30/2021			9/30/2020
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$13,308,526	$394,353	3.96%	$12,581,703	$422,850	4.49%
Securities available for sale	2,297,450	24,835	1.45%	1,825,046	30,348	2.22%
FHLB stock and other investments	867,745	2,175	0.34%	1,060,699	3,951	0.50%
Total interest earning assets	$16,473,721	$421,363	3.42%	$15,467,448	$457,149	3.95%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$5,555,711	$17,345	0.42%	$4,668,594	$28,988	0.83%
Savings	306,780	2,678	1.17%	287,060	2,578	1.20%
Time deposits	3,298,393	13,083	0.53%	4,852,286	61,869	1.70%
Total interest bearing deposits	9,160,884	33,106	0.48%	9,807,940	93,435	1.27%
FHLB advances	205,971	1,913	1.24%	513,376	6,208	1.62%
Convertible notes, net	215,483	3,967	2.43%	201,204	7,074	4.62%
Subordinated debentures	100,697	2,925	3.83%	99,536	3,690	4.87%
Total interest bearing liabilities	$9,683,035	$41,911	0.58%	$10,622,056	$110,407	1.39%
Noninterest bearing demand deposits	5,451,908			3,573,448
Total funding liabilities/cost of funds	$15,134,943		0.37%	$14,195,504		1.04%
Net interest income/net interest spread		$379,452	2.84%		$346,742	2.56%
Net interest margin			3.08%			2.99%

Cost of deposits:
Noninterest bearing demand deposits	$5,451,908	$—	—%	$3,573,448	$—	—%
Interest bearing deposits	9,160,884	33,106	0.48%	9,807,940	93,435	1.27%
Total deposits	$14,612,792	$33,106	0.30%	$13,381,388	$93,435	0.93%
Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Nine Months Ended
AVERAGE BALANCES:	9/30/2021	6/30/2021	% change	9/30/2020	% change	9/30/2021	9/30/2020	% change
Loans receivable, including loans held for sale	$13,286,382	$13,293,591	—%	$12,728,558	4%	$13,308,526	$12,581,703	6%
Investments	3,568,209	3,012,317	18%	3,353,548	6%	3,165,195	2,885,745	10%
Interest earning assets	16,854,591	16,305,908	3%	16,082,106	5%	16,473,721	15,467,448	7%
Total assets	17,745,066	17,164,893	3%	17,020,795	4%	17,344,095	16,411,150	6%

Interest bearing deposits	9,144,727	9,015,034	1%	9,901,623	(8)%	9,160,884	9,807,940	(7)%
Interest bearing liabilities	9,661,560	9,533,532	1%	10,557,499	(8)%	9,683,035	10,622,056	(9)%
Noninterest bearing demand deposits	5,848,983	5,445,457	7%	4,239,108	38%	5,451,908	3,573,448	53%
Stockholders’ equity	2,092,018	2,066,016	1%	2,039,555	3%	2,068,676	2,028,074	2%
Net interest earning assets	7,193,031	6,772,376	6%	5,524,607	30%	6,790,686	4,845,392	40%

LOAN PORTFOLIO COMPOSITION:	9/30/2021	6/30/2021	% change	12/31/2020	% change	9/30/2020	% change
Commercial loans	$3,857,879	$4,001,423	(4)%	$4,157,787	(7)%	$3,700,020	4%
Real estate loans	8,908,657	8,832,276	1%	8,772,134	2%	8,713,536	2%
Consumer and other loans	652,155	590,602	10%	633,292	3%	706,669	(8)%
Loans, net of deferred loan fees and costs	13,418,691	13,424,301	—%	13,563,213	(1)%	13,120,225	2%
Allowance for credit losses	(136,774)	(189,452)	(28)%	(206,741)	(34)%	(179,849)	(24)%
Loan receivable, net	$13,281,917	$13,234,849	—%	$13,356,472	(1)%	$12,940,376	3%

REAL ESTATE LOANS BY PROPERTY TYPE:	9/30/2021	6/30/2021	% change	12/31/2020	% change	9/30/2020	% change
Retail buildings	$2,466,881	$2,361,891	4%	$2,293,396	8%	$2,311,516	7%
Hotels/motels	1,385,003	1,439,770	(4)%	1,634,287	(15)%	1,675,960	(17)%
Gas stations/car washes	999,069	954,394	5%	892,110	12%	824,378	21%
Mixed-use facilities	819,516	798,373	3%	750,867	9%	754,096	9%
Warehouses	1,160,863	1,149,393	1%	1,091,389	6%	1,022,657	14%
Multifamily	691,262	575,943	20%	518,498	33%	518,295	33%
Other	1,386,063	1,552,512	(11)%	1,591,587	(13)%	1,606,634	(14)%
Total	$8,908,657	$8,832,276	1%	$8,772,134	2%	$8,713,536	2%

DEPOSIT COMPOSITION	9/30/2021	6/30/2021	% change	12/31/2020	% change	9/30/2020	% change
Noninterest bearing demand deposits	$6,007,586	$5,638,115	7%	$4,814,254	25%	$4,488,529	34%
Money market and other	5,871,567	5,786,697	1%	5,232,413	12%	4,763,893	23%
Saving deposits	314,603	308,651	2%	300,770	5%	308,943	2%
Time deposits	2,868,771	2,992,767	(4)%	3,986,475	(28)%	4,446,991	(35)%
Total deposit balances	$15,062,527	$14,726,230	2%	$14,333,912	5%	$14,008,356	8%

DEPOSIT COMPOSITION (%)	9/30/2021	6/30/2021		12/31/2020		9/30/2020
Noninterest bearing demand deposits	39.9%	38.3%		33.6%		32.1%
Money market and other	39.0%	39.2%		36.5%		34.0%
Saving deposits	2.1%	2.1%		2.1%		2.2%
Time deposits	19.0%	20.4%		27.8%		31.7%
Total deposit balances	100.0%	100.0%		100.0%		100.0%
Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

CAPITAL RATIOS:	9/30/2021	6/30/2021	9/30/2020
Total stockholders’ equity	$2,074,398	$2,092,870	$2,040,561
Common equity tier 1 ratio	11.01%	11.44%	11.36%
Tier 1 risk-based capital ratio	11.70%	12.14%	12.09%
Total risk-based capital ratio	12.42%	13.16%	13.19%
Tier 1 leverage ratio	9.98%	10.43%	10.02%
Total risk weighted assets	$14,737,809	$14,354,682	$13,691,823
Book value per common share	$17.26	$16.92	$16.55
Tangible common equity to tangible assets [1]	9.24%	9.53%	9.63%
Tangible common equity per share [1]	$13.33	$13.10	$12.70

[1] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

	Three Months Ended					Nine Months Ended
ALLOWANCE FOR CREDIT LOSSES CHANGES:	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Balance at beginning of period	$189,452	$207,943	$206,741	$179,849	$161,771	$206,741	$94,144
CECL day 1 adoption impact	—	—	—	—	—	—	26,200
Provision (credit) for credit losses	(10,000)	(7,000)	3,300	27,500	22,000	(13,700)	67,500
Recoveries	1,906	1,301	1,423	2,207	2,428	4,630	5,216
Charge offs	(44,584)	(12,792)	(3,521)	(2,815)	(6,350)	(60,897)	(13,211)
Balance at end of period	$136,774	$189,452	$207,943	$206,741	$179,849	$136,774	$179,849
Net charge offs/average loans receivable (annualized)	1.28%	0.35%	0.06%	0.02%	0.12%	0.56%	0.08%

	Three Months Ended					Nine Months Ended
NET LOAN CHARGE OFFS (RECOVERIES):	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Real estate loans	$40,542	$11,281	$2,234	$(726)	$5,154	$54,057	$7,532
Commercial loans	1,117	181	(80)	1,167	(1,451)	1,218	(535)
Consumer loans	1,019	29	(56)	167	219	992	998
Total net charge offs	$42,678	$11,491	$2,098	$608	$3,922	$56,267	$7,995

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

NONPERFORMING ASSETS:	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Loans on nonaccrual status [3]	$54,380	$111,008	$109,858	$85,238	$69,205
Delinquent loans 90 days or more on accrual status	4,567	4,759	384	614	1,537
Accruing troubled debt restructured loans	39,509	51,360	41,773	37,354	35,429
Total nonperforming loans	98,456	167,127	152,015	123,206	106,171
Other real estate owned	15,213	16,619	18,515	20,121	18,410
Total nonperforming assets	$113,669	$183,746	$170,530	$143,327	$124,581
Nonperforming assets/total assets	0.64%	1.05%	0.99%	0.84%	0.74%
Nonperforming assets/loans receivable & OREO	0.85%	1.37%	1.24%	1.06%	0.95%
Nonperforming assets/total capital	5.48%	8.78%	8.34%	6.98%	6.11%
Nonperforming loans/loans receivable	0.73%	1.24%	1.11%	0.91%	0.81%
Nonaccrual loans/loans receivable	0.41%	0.83%	0.80%	0.63%	0.53%
Allowance for credit losses/loans receivable	1.02%	1.41%	1.52%	1.52%	1.37%
Allowance for credit losses/nonaccrual loans	251.52%	170.67%	189.28%	242.55%	259.88%
Allowance for credit losses/nonperforming loans	138.92%	113.36%	136.79%	167.80%	169.40%
Allowance for credit losses/nonperforming assets	120.33%	103.11%	121.94%	144.24%	144.36%

[3] Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $20.6 million, $23.6 million, $25.0 million, $26.5 million, and $26.2 million at September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020, and September 30, 2020, respectively.

NONACCRUAL LOANS BY TYPE:	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Real estate loans	$41,673	$95,622	$91,940	$67,450	$51,739
Commercial loans	10,991	12,217	14,080	13,911	13,022
Consumer loans	1,716	3,169	3,838	3,877	4,444
Total nonaccrual loans	$54,380	$111,008	$109,858	$85,238	$69,205

BREAKDOWN OF ACCRUING TROUBLED DEBT RESTRUCTURED LOANS:	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Retail buildings	$11,280	$12,110	$6,319	$5,408	$5,451
Gas stations/car washes	202	206	210	219	224
Mixed-use facilities	7,937	7,967	3,377	3,521	4,323
Warehouses	4,908	14,099	14,124	7,296	7,320
Other [4]	15,182	16,978	17,743	20,910	18,111
Total	$39,509	$51,360	$41,773	$37,354	$35,429

[4] Includes commercial business, consumer, and other loans

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
30 - 59 days	$15,016	$22,466	$18,175	$11,347	$5,962
60 - 89 days	4,746	6,987	8,314	16,826	58,065
Total	$19,762	$29,453	$26,489	$28,173	$64,027

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Real estate loans	$10,359	$21,432	$18,331	$15,689	$60,510
Commercial loans	9,377	560	1,002	3,393	624
Consumer loans	26	7,461	7,156	9,091	2,893
Total	$19,762	$29,453	$26,489	$28,173	$64,027

CRITICIZED LOANS:	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Special mention	$306,766	$294,559	$280,974	$184,941	$153,388
Substandard	243,684	380,955	379,048	366,556	311,902
Doubtful/loss	—	—	—	1	6,640
Total criticized loans	$550,450	$675,514	$660,022	$551,498	$471,930
Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

Reconciliation of GAAP financial measures to non-GAAP financial measures

Management reviews select non-GAAP financial measures in evaluating the Company’s and the Bank’s financial performance and in response to market participant interest. A reconciliation of the GAAP to non-GAAP financial measures utilized by management is provided below.

	Three Months Ended			Nine Months Ended
	9/30/2021	6/30/2021	9/30/2020	9/30/2021	9/30/2020
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Average stockholders’ equity	$2,092,018	$2,066,016	$2,039,555	$2,068,676	$2,028,074
Less: Goodwill and core deposit intangible assets, net	(472,918)	(473,445)	(475,010)	(473,438)	(475,530)
Average tangible common equity	$1,619,100	$1,592,571	$1,564,545	$1,595,238	$1,552,544

Net income	$55,499	$53,763	$30,490	$152,949	$83,196
Return on average tangible common equity (annualized)	13.71%	13.50%	7.80%	12.78%	7.14%

	9/30/2021	6/30/2021	12/31/2020	9/30/2020
TANGIBLE COMMON EQUITY
Total stockholders’ equity	$2,074,398	$2,092,870	$2,053,745	$2,040,561
Less: Goodwill and core deposit intangible assets, net	(472,630)	(473,139)	(474,158)	(474,689)
Tangible common equity	$1,601,768	$1,619,731	$1,579,587	$1,565,872

Total assets	$17,799,026	$17,469,627	$17,106,664	$16,733,767
Less: Goodwill and core deposit intangible assets, net	(472,630)	(473,139)	(474,158)	(474,689)
Tangible assets	$17,326,396	$16,996,488	$16,632,506	$16,259,078

Common shares outstanding	120,198,061	123,673,832	123,264,864	123,260,760

Tangible common equity to tangible assets	9.24%	9.53%	9.50%	9.63%
Tangible common equity per share	$13.33	$13.10	$12.81	$12.70

	Three Months Ended			Nine Months Ended
	9/30/2021	6/30/2021	9/30/2020	9/30/2021	9/30/2020
PRE-PROVISION NET REVENUE
Net interest income before provision (credit) for credit losses	$130,296	$126,577	$117,637	$379,452	$346,742
Noninterest income	10,617	11,076	17,513	30,497	42,017
Revenue	140,913	137,653	135,150	409,949	388,759

Noninterest expense	75,502	73,123	73,406	219,056	212,576
Pre-provision net revenue	$65,411	$64,530	$61,744	$190,893	$176,183

Table Page 10